Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-239847) and Form S-8 (Nos. 333-280649, 333-278317, 333-278318, 333-197694, 333-163907, 333-132140, and 333-118524) of our report dated June 29, 2026, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc., included in this Annual Report on Form 10-K for the year ended March 31, 2026.

/s/ Forvis Mazars, LLP

Iselin, New Jersey

June 29, 2026